  Exhibit 10.4

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2019, by and among Cerecor, Inc., a Delaware corporation (“Cerecor”), Aytu Bioscience Inc., a Delaware corporation (the “Company”) and the stockholder of the Company listed on Schedule A hereto (“Securityholder”). Capitalized terms used but not defined herein are used as they are defined in the Purchase Agreement (as defined below).

RECITALS:

A.           Securityholder owns beneficially and of record the shares of capital stock set forth opposite Securityholder’s name on Schedule A hereto (such shares of capital stock, together with any other shares of capital stock of the Company acquired by Securityholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Securities”).

B.           Upon the date hereof, Cerecor and the Company have consummated that certain Asset Purchase Agreement, dated as of November 1, 2019 (the “Purchase Agreement”) between Cerecor and the Company, pursuant to which the Company has issued 9,805,845 shares of its Series G Preferred Stock to Cerecor (the “Preferred Stock”).

C.           Pursuant to the Purchase Agreement the Company has also agreed to seek approval by its stockholders of the conversion into common stock of the Company of all the outstanding shares of Preferred Stock (the “Preferred Conversion”).

D.           In order to facilitate the Preferred Conversion and the consummation of the Merger Agreement (as defined below), Securityholder, solely in Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Agreement to Vote Shares. At any meeting of stockholders of the Company or at any adjournment thereof that may take place between now and the date that is twelve (12) months from the date hereof (the “Agreement Period”), in any action by written consent or in any other circumstances upon which Securityholder’s vote, consent or other approval is sought during such period relating to the Preferred Conversion, Securityholder shall vote (or cause to be voted), as applicable, all of the Subject Securities that are then entitled to be voted (i) in favor of the Preferred Conversion and (ii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Preferred Conversion. Additionally, during the Agreement Period, Securityholder agrees to vote all of the Subject Securities in favor of the proposed transactions set forth in that certain Agreement and Plan of Merger, dated as of September 12, 2019, by and among the Company, Innovus Pharmaceuticals, Inc., a Nevada corporation, and the other parties thereto (the “Merger Agreement”). Securityholder agrees that the Subject Securities that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentences whether or not Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in this Section 1 and at any time or at multiple times during the term of this Agreement.

2. Opportunity to Review. Securityholder acknowledges receipt of the Purchase Agreement and the Merger Agreement and represents that he, she, or it has had (i) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Purchase Agreement, the Merger Agreement and this Agreement, and (ii) the opportunity to review and discuss the Purchase Agreement, the Merger Agreement and this Agreement with his, her or its own advisors and legal counsel.

3. Public Disclosure; Confidentiality.

(a) The Securityholder understands that it may be the recipient of confidential information of the Company (“Confidential Information”) during the term of this Agreement and that such information may contain or constitute material non-public information concerning the Company. The Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The Securityholder agrees that it and its Affiliates will not disclose Confidential Information in its possession, nor will it trade in the securities of the Company while in possession of material nonpublic information or at all until the Securityholder and its Affiliates can do so in compliance with all applicable laws and without breach of this Agreement.

(b) If the Securityholder is required to disclose any Confidential Information by legal process, the Securityholder shall: (a) take reasonable steps to preserve the privileged nature and confidentiality of the Confidential Information, including requesting that the Confidential Information not be disclosed to non-parties or the public; (b) give the Company prompt prior written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy; and (c) cooperate with the Company (at the Company’s expense) to obtain such protective order. In the event that such protective order or other remedy is not obtained, the Securityholder (or such other Persons to whom such request is directed) will furnish only that portion of the Confidential Information which, on the advice of the Securityholder’s counsel, is legally required to be disclosed and, upon the Company’s request, use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

4. Representations and Warranties of Securityholder. Securityholder hereby represents and warrants as follows:

(a) Securityholder (i) is the record and beneficial owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Subject Securities.

(b) Except with respect to obligations under the Company’s Bylaws, Securityholder has the sole right to transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c) Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Securityholder of this Agreement, the consummation by Securityholder of the transactions contemplated hereby and the compliance by Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of Securityholder, and no other corporate, company, partnership or other proceedings on the part of Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d) This Agreement has been duly executed and delivered by Securityholder, constitutes a valid and binding obligation of Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, Law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Securityholder or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Securityholder is a party or by which Securityholder or Securityholder’s assets are bound.

5. Termination. This Agreement shall terminate automatically upon the later to occur of the approval of the Preferred Conversion by the Company’s stockholders or the approval of the Merger Agreement by such stockholders; provided, however, that this Agreement will also terminate if the approval of the Preferred Conversion has occurred and the Company has elected to terminate the Merger Agreement in accordance with its terms prior to approval of the Merger Agreement by the Company’s stockholders. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

6. Further Covenants and Assurances. During the term of this Agreement, Securityholder hereby, to the extent permitted by Laws, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the transactions contemplated by the Merger Agreement.

7. Deposit. Securityholder shall cause a counterpart of this Agreement to be deposited, in electronic or physical form, with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of the Company.

8. Remedies. Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company and Cerecor irreparable harm. Accordingly, Securityholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and Cerecor, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

9.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows:

(i)
if to the Company, to:

Aytu Bioscience, Inc.
373 Inverness Parkway, Suite 206
Englewood, CO 80112
Attention: Joshua Disbrow

with a required copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
111 S. Main Street, Suite 2100
Salt Lake City, UT 84111
Attention: Nolan Taylor

(ii)
if to Cerecor, to:

Cerecor, Inc.
540 Gaither Road, Suite 400
Baltimore, MD 20850
Attention: Joseph Miller

with a required copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Attention: Don Reynolds

 (iii)
if to Securityholder, to the address set forth on Schedule A hereto.

10. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

11. Entire Agreement/Amendment. This Agreement (including the provisions of the Purchase Agreement referenced herein) represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

12. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Each party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the parties consents to service of process in any such proceeding in any manner permitted by the Laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11 of this Agreement is reasonably calculated to give actual notice. Each party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

13. Counterparts. This Agreement may be executed by delivery of electronic signatures and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder By:__________________________________ Name: Title:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

AYTU BIOSCIENCE INC. By: /s/ Joshua R. Disbrow Name: Joshua R. Disbrow Title: Chief Executive Officer

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

CERECOR, INC. By: /s/ Joseph Miller Name: Joseph Miller Title: Chief Financial Officer

[Signature Page to Voting Agreement]